REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders of Riviana Foods Inc.:

We have reviewed the accompanying consolidated balance sheet of Riviana Foods Inc. (a Delaware corporation) and subsidiaries as of January 2, 2000, and the related consolidated statements of income for the three-month and six-month periods ended January 2, 2000 and December 27, 1998, and cash flows for the six-month periods ended January 2, 2000 and December 27, 1998. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Houston, Texas
January 27, 2000

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January 27, 2000




Riviana Foods Inc.:

We are aware that Riviana Foods Inc. has incorporated by reference in its Form S-8 Registration Statement covering the 1994 Stock Option Plan, its Form S-8 Registration Statement covering the Amended and Restated 1995 Non-Employee Director Stock Option Plan, its Form S-8 Registration Statement covering the 1997 Stock Option Plan and the Riviana Foods Inc. Savings Plan and its Form S-3 Registration Statement, its Form 10-Q for the quarter ended January 2, 2000, which includes our report dated January 27, 2000, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,

ARTHUR ANDERSEN LLP


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